Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Legal Counsel" in the Statement of Additional Information, and to the use of our report dated February 25, 2016 in the Statement of Additional Information, included in the Registration Statement (Form N-2 No. 333-194093; 811-21195) and related Prospectus of A&Q Long/Short Strategies Fund LLC.

/s/ ERNST & YOUNG LLP

New York, New York

April 28, 2016